EX-10.7
                             CONSULTING AGREEMENT


This Consulting Agreement ("Agreement") is to be effective as of the 3rd day of May, 2001, by and between 5G Wireless Communications, Inc. ("Company") with offices located at 5811 Cooney Road, Richmond, BC Canada V6X3M1 and Market Force Inc. ("Consultant"), a Nevada corporation, having it's California office located at 3007 Washington Blvd. Suite #225, Marina del Rey, Ca 90292.

For the purposes of this Agreement, either of the above shall be referred to as a "Party" and collectively as the "Parties".

The Parties hereby agree as follows:

1.  Appointment Of Market Force Inc.:  Company hereby appoints
Consultant and Consultant hereby agrees to render services to Company as a management consultant, and advisor.

2. Duties: Consultant shall provide the Company with the service of introduction to business contacts brokerage firms and consult with Company concerning asset loans, bridge financing, merger or acquisition targets, equity lines of credit, private placement services, other financial service as needed and IR or PR services as required. Company understands and acknowledges that Consultant is not a broker dealer.

     A. Term. The term ("Term") of this Consulting Agreement shall be for a period of 12 months commencing on the date hereof and shall continue on a month-to-month basis until terminated by Company or Consultant with a notice of thirty (30) days.

     B. Compensation. Whereas the company agrees to compensate consultant with a total of 8% of any and all funding including the bridge loan and equity line. The 8% will be paid, 4% in company restricted common stock with "Piggy Back" registration rights, and 4% in cash that is due and payable out of escrow via wire transfer with each transfer of funds to the company. The company will issue restricted common shares of 5 G Wireless Communications Inc. stock to Market Force Inc. upon first funding. The Shares shall have " Piggy Back " registration rights.

     C. Warrants. Whereas the company shall also issue to the Consultant a warrant to purchase 500,000 shares of companies common stock. The warrants shall be priced and exercisable at 110% of the fixed market price at closing. The warrant shall survive for a period of (5) five years from the date of issuance and will be exercisable at the holder's discretion. The warrants will be "cashless" and will have "piggy back " registration rights and will be issued within 10 days of funding.

3. Confidentiality: Consultant will not disclose to any other person, firm or corporation, nor use for its own benefit, during or after the Term of this consulting Agreement, any trade secrets or other information designated as confidential by Company which is acquired by Consultant in the course of performing services hereunder. Any financial advice rendered by Consultant pursuant to this Consulting Agreement may not be disclosed in any manner without the prior written approval of Company.

Company, its agents or assigns hereby agree expressly that they directly or indirectly, for itself, or through its representatives, agents, employees or affiliates will not pursue a transaction with any introduced party acknowledged by the Company or an Agent of Consultant, financing or collateral sources, restructures, registered or non-registered stock transactions, or security structures, independent of Consultant, unless Company has a written commitment prior to the introduction.

4. Indemnification: Company, its agents or assigns hereby agree to indemnify and hold Consultant harmless from and against all losses, claims, damages, liabilities, costs or expenses (including reasonable attorney's fees, collectively the "Liabilities"), joint and several, arising from the performance of this Consulting Agreement, whether or not Consultant is party to such dispute. This indemnity shall not apply, however, and Consultant shall indemnify and hold company, its affiliates, indemnity shall not apply, however, and Consultant shall indemnify and hold Company, its affiliates, control persons, officers, employees and agents harmless from and against all liabilities, where a court of competent jurisdiction has made a final determination that Consultant engaged in gross recklessness and willful misconduct in the performance of its services hereunder, which have rise to the loss, claim, damage, liability, cost or expense sought to be recovered hereunder (but pending any such final determinations, the indemnification and reimbursement provision of this Consulting Agreement shall apply and Company shall perform its obligation hereunder to reimburse Consultant for its expenses).

5. Independent Contractor: Consultant and Company hereby acknowledges that Consultant is an independent contractor. Consultant shall not hold itself out, as, nor shall it take any action from which others might infer that it is an agent of or a joint venture of Company.

6. Expense Allowance: Company shall reimburse Consultant for all pre-approved business related expenses incurred by Consultant during the course of his consulting on behalf of the Company.

7. Severance Allowance: Notwithstanding any provision of this agreement, if, during the initial term of this agreement or any extension thereof, the Company terminates this agreement without cause or materially breaches this agreement, the Company shall pay
Consultant, without setoff, the balance owing under this agreement ("Severance Allowance") upon termination.

8. Termination for Cause: The Company reserves the right to terminate this agreement, if Consultant willfully breaches or habitually neglects his consulting duties which he is asked to perform under the terms or this agreement. Notice must be given in writing of any breaches with a 10 day cure period before any termination can take effect.

     A. In the event of termination for cause then any balance due under this agreement, other than documented company expenses advanced by consultant, shall become null and void.

     B. Termination by Consultant: Consultant may terminate his obligations under this agreement by giving the Company at least 30 days (30) notice in advance. In the event the consultant terminates this agreement then any balance due under this agreement, other than documented company expenses advanced by consultant, shall become null and void.

     C. Mediation: Any controversy between the parties involving the construction or application of any terms, provisions, or conditions of this agreement, shall on the written request of either party served on the other, be submitted to mediation before a neutral third party. The parties shall share the cost of mediation jointly.

9. Partial invalidity: If any part of this agreement shall be determined by a court or mediator to be invalid, the remainder hereof shall be construed as if the invalid portion has been omitted.

10. Waiver: No waiver of any of the provisions of this agreement shall be deemed or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver,

11. Law Governing Agreement: This agreement shall be governed by and construed in accordance with the laws of the State of California, county of Los Angeles.

12. Miscellaneous: This Consulting Agreement sets forth the entire understanding of the Parties relating to the subject matter hereof and supercedes and cancels any prior communications, understandings and agreements between the Parties. This Consulting Agreement is non-exclusive and cannot be modified or changed, nor can any of its provisions be waived, except by written agreement signed by all Parties. This consulting agreement shall be governed by the laws of the State of California, county of Los Angeles without reference to the conflict of law principles thereof. In the event of any dispute as to the Terms of this Consulting Agreement, the prevailing Party in any litigation shall be entitled to reasonable attorney's fees.

13. Notices: Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given upon personal delivery or seven business days after deposit in the United States Postal Service, by (a) advance copy by fax, (b) mailing by express courier or registered or certified mail with postage and fees prepaid, addressed to each of the other Parties thereunto entitled at the following addresses, or at such other addresses as a Party may designate by ten days advance written to each of the other Parties hereto:

Company:            5 G Wireless Communication Inc.
                    5811 Cooney Road, Richmond
                    B.C. Canada  V6X3M1
                    Attn: Michael Tan

Consultant:         Market Force Inc.
                    3007 Washington Blvd. Ste.225
                    Marina Del Rey, CA 90292
                    Attn: Steve Lipman/Jerry Dix

14. All fees in this agreement are separate and distinct from all other fees or commissions charged for any deal made by way of this introduction. Method of fee, whether in stock, cash or in combination, will be determined prior to any closing. The fee to be paid is based on total loan proceeds, thereby authorizing said fee to be disbursed by lender directly to Market Force Inc. or its legal designee by electronic funds transfer at closing, to be paid in full and without deductions. In the event there are several traunchs, then the 8% fee arrangement will apply to each traunch and delivered to Market Force Inc. by electronic funds transfer with each traunch and this agreement will be lodged with the escrow agent and will become a condition of closing.

15. Entire Agreement: This agreement supersedes any and all other agreements, either written or oral, between the parties hereto with respect to the services of the Consultant to the Company as it relates to sales and marketing and in no way supersede any other agreements that consultant may have with company pertaining to other matters. All parties to this agreement must sign any modifications to this agreement.

With my hand below I affirm that I am the legally authorized signatory for this transaction, empowered to bind myself and/or my company to legal agreements by this signature. In so doing I attest that I fully understand the foregoing statement(s) contained in this agreement and accept the percentages without reservation or modification.

Accepted and agreed to as of this 3rd day of May, 2001.


5G Wireless Communications, Inc.                            Market Force Inc.


/s/  Michael Tan                                           /s/  Steve Lipman
Michael Tan, President/CEO                                 Steve Lipman, CEO